Exhibit 99.01

Press Release
www.shire.com

Continued excellent performance in Q3. Full year earnings expectations increased. New value in pipeline emerging.

October 29, 2010 – Shire plc (LSE: SHP, NASDAQ: SHPGY) the global specialty biopharmaceutical company, announces results for the three months to September 30, 2010.

Financial Highlights	Q3 2010(2)
Product sales(1)	$794 million	+32%
Total revenues	$874 million	+31%	1
Non GAAP operating income	$298 million	+123%
US GAAP operating income	$156 million	+70%
Non GAAP diluted earnings per ADS	$1.16	+138%
US GAAP diluted earnings per ADS	$0.52	+59%

(1)
Product sales excluding ADDERALL XR (“Core Product Sales”) were up 31% to $694 million. Core Product Sales at constant exchange rates (“CER”), computed by restating 2010 results using average 2009 foreign exchange rates, were up 34%.

(2)	Percentages compare to equivalent 2009 period.

Angus Russell, Chief Executive Officer, commented:

“We delivered another outstanding set of results this quarter with strong revenue growth and operating leverage driving increases in Non GAAP earnings. This continued excellent performance demonstrates the overall strength of Shire’s business and the sustained execution of our strategy.

In ADHD, VYVANSE sales are up 17% and the number of new physicians prescribing INTUNIV continues to increase.

Sales of REPLAGAL have increased by 91% as we respond to the great need of our Fabry patients; we estimate that our global market share now exceeds 60%. Only seven months into the initial launch of our treatment for Gaucher patients, around 1,000 patients are now on VPRIV, representing a 16% global market share.

We’ve made progress in several significant programs in our research and development pipeline, including investigative uses of VYVANSE for adjunctive therapy in patients with Major Depressive Disorder (“MDD”). We’ve also recently completed our acquisition of Movetis NV, bringing the approved product RESOLOR to our gastro-intestinal (“GI”) portfolio, and announced the in-licence from Acceleron of a Phase 2 orphan drug for Duchenne Muscular Dystrophy.

Alongside delivery of these outstanding quarterly results, we’re building our business for the future. We’re investing to enhance the value of our product pipeline, building our international structure to maximise the global reach of our products and using our strong cash generation to complete value enhancing acquisitions and in-licenses.

We now expect to see Non GAAP earnings of up to $4.20 per ADS for the full year. This includes the financial effect of the Movetis acquisition and the DAYTRANA disposal. Looking ahead, we re-iterate our aspirational target of mid-teens sales growth on average between 2009 and 2015.”

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX	1

FINANCIAL SUMMARY

Third Quarter 2010 Unaudited Results

	Q3 2010			Q3 2009
	US GAAP	Adjustments	Non GAAP	US GAAP	Adjustments	Non GAAP
	$M	$M	$M	$M	$M	$M
Revenues	874	-	874	667	-	667
Operating income	156	142	298	92	42	134
Diluted earnings per ADS	$0.52	$0.64	$1.16	$0.33	$0.16	$0.49

The Non GAAP financial measures included within this release are explained on page 26, and are reconciled to the most directly comparable financial measures prepared in accordance with US GAAP on pages 21 - 24.

•
Product sales were up 32% to $794 million (2009: $603 million) due to growth from both Core Products Sales (up 31% to $694 million) and ADDERALL XR®, (up 41% to $100 million). On a CER basis, which is a Non GAAP measure, Core Product Sales were up 34%.

•
Core Products Sales growth was driven by both existing and new products, particularly REPLAGAL® (up 91% to $92 million; CER: up 103%), VYVANSE® (up 17% to $151 million) and recently launched VPRIV® ($50 million) and INTUNIV®($37 million).

•
Total revenues were up 31% (CER: up 34%) to $874 million (2009: $667 million), as a result of higher product sales and higher royalty income on authorized generic sales of ADDERALL XR compared to Q3 2009.

•
Non GAAP operating income increased by $164 million, or 123%, to $298 million (2009: $134 million) as the increased investments we are making in our research and development (“R&D”) programs and selling, general and administrative (“SG&A”) activities to support recent growth were more than offset by higher revenues compared to 2009. On a US GAAP basis, operating income increased by $64 million, or 70%, to $156 million (2009: $92 million). US GAAP operating income in Q3 2010 also included an up-front payment of $45 million made to Acceleron Pharma Inc. (“Acceleron”) in relation to the collaboration for activin receptor type IIB (“ActRIIB”) molecules and impairment charges of $43 million following the decision to divest DAYTRANA® to Noven Pharmaceuticals Inc. (“Noven”).

•
Cash generation, which is a Non GAAP measure, increased by $51 million to $271 million (2009: $220 million). Higher cash receipts from product sales and royalties were partially offset by higher cash payments on the increased investment in R&D and SG&A, and the timing of sales deduction payments in 2010.

•
Net debt at September 30, 2010 was $309 million (December 31, 2009: $615 million), a reduction of $306 million in the year to date. Strong cash generation of $959 million in the nine months to September 30, 2010 has reduced net debt as well as funded the acquisition of and construction at Lexington Technology Park, cash tax payments and the upfront payment made to Acceleron. Excluding restricted cash of $584 million held to pay for the acquisition of Movetis NV (“Movetis”) in the fourth quarter, net debt at September 30, 2010 was $893 million.

2

2010 OUTLOOK

Following a stronger than expected third quarter, we have increased our expectations for the full year 2010. We now expect to see Non GAAP earnings per ADS of up to $4.20. This increase includes the financial effect of the Movetis acquisition and the disposal of DAYTRANA on October 1, 2010; it also includes the cumulative impact of US Healthcare Reform, mandated European price cuts and adverse foreign exchange rates.

The strong growth of our core portfolio will continue to drive total revenue growth; however, the rate of growth will reduce in the fourth quarter as we will not benefit from the one off adjustment to ADDERALL XR Medicaid rebates and high level of royalties experienced in the same period last year. The consolidation of Movetis will also mean that combined R&D and SG&A spend for 2010 is likely to grow at marginally above 10% year on year.

Shire has made significant progress in 2010. Growth across our core portfolio, particularly the accelerated growth of our HGT business, has enabled us to increase our expectations of earnings while also making targeted investments in our pipeline and international structure. We expect to see solid earnings growth in 2011, but at a rate that reflects the pull ahead into 2010 of some of HGT’s growth potential.

PRODUCT LAUNCHES

Subject to obtaining the relevant regulatory/governmental approvals, future product launches in the next 12 months include:

•	VYVANSE/VENVANSE for the treatment of Attention Deficit Hyperactivity Disorder (“ADHD”) in adolescents in the US and children in Brazil;

•	INTUNIV as adjunctive treatment to long acting oral stimulants for the treatment of ADHD in children and adolescents in the US;

•	EQUASYM® for the treatment of ADHD in certain European Union (“EU”) countries;

•	RESOLOR® in certain EU countries, for the symptomatic treatment of chronic constipation in women for whom laxatives fail to provide adequate relief;

•	LIALDA/MEZAVANT for the maintenance of remission of ulcerative colitis in the US and for the treatment of ulcerative colitis in certain countries;

•	VPRIV for the treatment of type 1 Gaucher disease in certain European and Latin American countries; and

•	FIRAZYR® for the symptomatic treatment of acute attacks of hereditary angioedema (“HAE”) in the US and certain European and Latin American countries.

PRODUCT AND PIPELINE DEVELOPMENTS

Products

PENTASA®– for the treatment of Ulcerative Colitis

•
On August 24, 2010 Shire received a ruling from the US Food and Drug Administration (“FDA”) on its Citizen Petition relating to PENTASA. The ruling granted Shire’s request with regard to the requirement that bioequivalence to PENTASA be shown by dissolution testing and further imposed a requirement for rigorous pharmacokinetic data. The ruling denied the request that studies with clinical outcomes endpoints also be required because the FDA concluded that comparative clinical endpoint studies would be less sensitive, accurate and reproducible than pharmacokinetic studies.

3

RESOLOR – for the treatment of chronic constipation in women

•
Through its acquisition of Movetis, Shire has expanded its GI presence in Europe with the recently launched RESOLOR, a new chemical entity. RESOLOR is approved in the 27 countries of the EU, Switzerland, Iceland, Lichtenstein and Norway.

REPLAGAL – for the treatment of Fabry disease

•
REPLAGAL is now the global market leader for the treatment of Fabry disease. Shire's continuing priority is to ensure long term, uninterrupted supply at the approved dose to patients treated with REPLAGAL. There are over 2,300 patients on REPLAGAL worldwide and Shire anticipates being able to continue to accommodate additional Fabry patients in 2010 while carefully monitoring supply and demand. Shire will be in a position to make REPLAGAL available to at least 300 additional patients in 2011, phased throughout the year, based on current manufacturing capacity. Approval of the new Lexington Manufacturing facility will allow treatment of several hundred more Fabry patients with REPLAGAL, and Shire is working closely with the authorities towards this goal.

VPRIV – for the treatment of Type 1 Gaucher disease

•
On August 26, 2010 the European Commission granted Shire marketing authorization for VPRIV, an ERT for the long-term treatment of Type 1 Gaucher disease. VPRIV has been authorized as an orphan medicine through the Centralized Procedure, making it available in 30 countries across Europe.

•
Shire has seen rapid adoption of VPRIV worldwide. There are currently over 1,000 Gaucher patients treated with VPRIV and initiation of treatment continues. Based on its current manufacturing capacity, Shire anticipates being able to accommodate approximately 200 additional Gaucher patients until the approval of the Lexington Manufacturing facility provides substantial additional capacity. Shire has an ongoing program to monitor demand and manage requests for VPRIV. Shire’s priority is ensuring long-term, uninterrupted treatment of patients on therapy.

FIRAZYR – for the treatment of HAE

•
In October 2010, Shire submitted data to support a change in the label in the EU to include the potential for self-administered subcutaneous injections of FIRAZYR in patients who are experiencing acute attacks of HAE.

Pipeline

This quarter we have made significant developments in our pipeline, including:

Collaboration with Acceleron for ActRIIB molecules

•
On September 9, 2010 Shire announced the expansion of its HGT pipeline through the exclusive licence, in markets outside of North America, for the ActRIIB class of molecules being developed by Acceleron. The collaboration will initially investigate ACE-031, Acceleron’s lead ActRIIB drug candidate, which is currently in a Phase 2a trial for the treatment of patients with Duchenne Muscular Dystrophy. ACE-031 and other ActRIIB molecules have the potential to be used in other muscular and neuromuscular disorders with high unmet medical need.

Pipeline obtained through Movetis acquisition

•
The acquisition of Movetis brings to Shire a promising GI pipeline, offering additional opportunities that include two projects in early clinical development and several pre-clinical leads as well as the rights to a large library of qualified lead compounds with potential for development in different GI indications.

4

VYVANSE for the adjunctive therapy in the treatment of inadequate response in MDD

•
Today Shire announced positive results from a Phase 2 clinical trial of VYVANSE as adjunctive therapy for patients who have had an inadequate response in their treatment of MDD.  Given the encouraging results and the promise to treat a large unmet medical need, Shire will initiate Phase 3 trials of VYVANSE in patients with MDD mid 2011, following health authority meetings to establish the development program parameters.  Phase 2 clinical trials in additional non-ADHD indications (treatment of negative symptoms and cognitive impairment in schizophrenia and for the treatment of cognitive impairment in depression) remain ongoing.

SPD535 for the treatment of arteriovenous grafts in hemodialysis patients

•
SPD535 is a novel platelet reducing agent. Phase 1 development was initiated in the third quarter of 2009 and is ongoing. Data from Phase 1 clinical trials demonstrating positive proof-of-principle have been completed. The initial Phase 2 proof-of-concept program will target prevention of thrombotic complications associated with arteriovenous grafts in hemodialysis patients. Additional Phase 2 proof-of-concept clinical trials will also be initiated to assess opportunities in other indications.

INTUNIV for ADHD in the EU

•
A clinical program to support the filing of a Marketing Authorization Approval for INTUNIV for the treatment of ADHD in children aged 6 to 17 in the EU has been initiated.  Shire anticipates submission of the regulatory filing for INTUNIV in Europe will occur in 2013.

5

OTHER THIRD QUARTER AND RECENT DEVELOPMENTS

Acquisition of Movetis

•
On September 6, 2010 Shire launched a voluntary public takeover offer for all the shares in Movetis, a Belgium-based speciality GI company, for a fully diluted equity purchase price of €428 million (or €19 per share) in cash, equivalent to $592 million at closing of the transaction.

•
On October 12, 2010 the Company’s wholly owned subsidiary, Shire Holdings Luxembourg S.a.r.l. acquired 99.21% of the shares of Movetis as a result of the successful tender offer. Shire is proceeding with a statutory squeeze-out of those shares and warrants not tendered to the offer in accordance with applicable Belgian legislation. An additional tender period opened, on the same terms, on October 12, 2010 and will close on November 2, 2010. Shares and warrants not tendered to the additional offer will transfer to Shire by operation of law on November 8, 2010. Movetis shares will be delisted from Euronext Brussels at close of trading on November 2, 2010.

Divesture of DAYTRANA

•
On August 10, 2010 Shire announced the divestiture of DAYTRANA to Noven. The divesture became effective on October 1, 2010. Following the decision to divest DAYTRANA, Shire recognised an impairment charge of $43 million to write-down its DAYTRANA intangible asset to its fair value less costs to sell.

Co-promotion for VYVANSE with Glaxo SmithKline (“GSK”)

•
In the third quarter, Shire terminated its co-promotion agreement for VYVANSE with GSK. Under the terms of the agreement, no termination payment or any other payments were made or are due to GSK since agreed upon sales thresholds were not achieved. The Company does not believe that the termination of the co-promotion agreement will impact the future performance of VYVANSE in the United States.

•
Following Shire’s termination, GSK filed a lawsuit against Shire in the Philadelphia Court of Common Pleas relating to the co-promotion agreement. GSK is seeking compensation despite the failure to achieve the required sales thresholds. Shire believes that the lawsuit is frivolous and without merit and will vigorously defend itself.

Paragraph IV Notice Letter for INTUNIV

•
On October 25, 2010 Shire received a Paragraph IV Notice Letter from Watson Pharmaceuticals, Inc. ("Watson") advising of the filing of an Abbreviated New Drug Application for a generic version of INTUNIV. Shire is currently reviewing the details of Watson's Paragraph IV Notice Letter which was directed to all three Orange Book listed patents for INTUNIV.

6

ADDITIONAL INFORMATION

The following additional information is included in this press release:

For further information please contact:

Investor Relations	Eric Rojas (erojas@shire.com)	+1 781 482 0999

Media	Jessica Mann (jmann@shire.com)	+44 1256 894 280
	Matthew Cabrey (mcabrey@shire.com)	+1 484 595 8248
	Jessica Cotrone (jcotrone@shire.com)	+1 781 482 9538

Dial in details for the live conference call for investors 14:00 BST/9:00 EDT on October 29, 2010:

UK dial in:	0844 335 0351
US dial in:	1 866 8048688 or 1 718 3541175
International dial in:	+44 844 335 0351
Password/Conf ID:	921510
Live Webcast:	http://www.shire.com/shireplc/en/investors

7

OVERVIEW OF Q3 2010 FINANCIAL RESULTS

1.	Product sales

For the three months to September 30, 2010 product sales increased by 32% to $794.3 million (2009: $602.5 million) and represented 91% of total revenues (2009: 90%).

Core Product Sales increased by 31% to $694.6 million (2009: $531.6 million), up 34% on a CER basis.

Product Highlights

		Growth				Exit Market Share(1)
Product	Sales $M	Sales		CER	US Rx(1)
VYVANSE	151.2	+17%	1	+17%	+28%	15%
ELAPRASE	96.8	+7%	1	+11%	n/a(2)	n/a(2)
REPLAGAL	92.1	+91%	1	+103%	n/a(3)	n/a(3)
LIALDA / MEZAVANT	76.0	+16%	1	+17%	+16%	19%
PENTASA	57.1	+11%		+11%	-5%	15%
VPRIV	49.5	n/a	1	n/a	n/a(2)	n/a(2)
FOSRENOL	45.2	-5%	1	-1%	-17%	7%
INTUNIV	37.3	n/a	1	n/a	n/a	3%
FIRAZYR	2.9	+61%	1	+73%	n/a(3)	n/a(3)
OTHER	86.5	-11%	1	-8%	n/a	n/a
Core product sales	694.6	+31%	1	+34%
ADDERALL XR	99.7	+41%	1	+40%	+1%	7%
Total product sales	794.3	+32%	1	+35%

(1)	Data provided by IMS Health National Prescription Audit (“IMS NPA”). Exit market share represents the average monthly US market share in the month ended September 30, 2010.
(2)	IMS NPA Data not available.
(3)	Not sold in the US in Q3 2010.

VYVANSE – ADHD

The increase in VYVANSE product sales was principally due to a 28% increase in US prescription demand, from both 13% growth in the US ADHD market and increases to VYVANSE’s share of that market.  Price increases taken since Q3 2009 also contributed to the product sales growth.

Product sales growth was lower than prescription growth due to higher sales deductions, principally increased Medicaid rebates following US Healthcare Reform, and decreases in wholesaler inventories, or “de-stocking”, at the end of Q3 2010 (de-stocking in Q3 2010 was equivalent to $12 million of gross sales compared to stocking of $4 million in Q3 2009).

ELAPRASE – Hunter syndrome

The growth in sales of ELAPRASE was driven by increased volumes across all regions in which ELAPRASE is sold.  On a CER basis sales grew by 11%.

REPLAGAL – Fabry disease

The growth in REPLAGAL product sales was driven by an acceleration of patients switching to REPLAGAL in Europe, principally due to the ongoing supply disruption affecting the only other approved ERT for Fabry disease. Sales increased 103% on a CER basis (REPLAGAL is sold primarily in Euros and Pounds sterling).

8

LIALDA/MEZAVANT – Ulcerative colitis

Product sales for LIALDA/MEZAVANT continued to grow in Q3 2010, driven by increased US prescription demand as a result of higher US market share and price increases taken since Q3 2009, which were partially offset by higher sales deductions compared to the same period in 2009.

PENTASA – Ulcerative colitis

The growth in PENTASA product sales was due to price increases taken since Q3 2009, which more than offset lower US prescription demand.

VPRIV – Gaucher disease

Following the grant of marketing authorization from the European Commission on August 26, 2010, VPRIV is now being sold on an approved basis in both the US and the EU.

FOSRENOL – Hyperphosphatemia

Product sales of FOSRENOL in the EU decreased primarily due to mandatory price reductions taken in 2010. Product sales of FOSRENOL in the US decreased due to lower US prescription demand and higher sales deductions in Q3 2010 compared to 2009, which more than offset the effect of price increases taken since Q3 2009.

INTUNIV – ADHD

US prescription demand for INTUNIV increased by 29% in Q3 2010 compared to Q2 2010, leading to product sales of $37 million. Product sales in Q2 2010 of $51 million included $16 million of net sales from initial stocking shipments made in 2009 (“Launch Stocks”) which had been deferred in accordance with Shire’s accounting policy. All revenue from Launch Stocks had been recognized by June 30, 2010.

Excluding revenue from Launch Stocks, product sales increased by 6% in Q3 compared to Q2 2010. This increase in product sales was lower than the growth in US prescription demand due to higher sales deductions, principally as a result of US Healthcare Reform.

FIRAZYR – HAE

Product sales grew in line with increased volumes across markets in Europe. FIRAZYR is the first new product for HAE in Europe in 30 years and has orphan exclusivity for acute attacks of HAE in adults in the EU until 2018.

ADDERALL XR – ADHD

ADDERALL XR product sales increased as a result of slightly higher US prescription demand, lower sales deductions in Q3 2010 compared to the same period in 2009 and the effect of stocking in Q3 2010.

Sales deductions represented 60% of branded ADDERALL XR gross sales in Q3 2010 (2009: 73%). Medicaid rebates were accrued at a higher level in Q3 2009 as sales deductions for that quarter did not reflect the benefit of the change in estimate of the Medicaid rebate liability recorded in Q4 2009. Additionally, sales deductions in Q3 2010 were reduced following refinements to Medicaid rebate liability estimates made in earlier quarters.

ADDERALL XR product sales in Q3 2010 also benefited from a 1% increase in US prescription demand, as US ADHD market growth of 13% more than offset the decline in ADDERALL XR’s market share (7% in Q3 2010 compared to 8% in Q3 2009).

9

2.	Royalties

			Year on year growth
Product		Royalties to Shire $M	Royalties	CER
3TC® and Zeffix®	1.00	40.6	-3%	-4%
ADDERALL XR	1.00	18.0	718%	718%
Other	1.00	17.9	11%	16%
Total	1.00	76.5	27%	28%

Royalty income increased by 27% due to higher royalties received on sales of authorized generic versions of ADDERALL XR (royalties in Q3 2010 were received from Impax Laboratories Inc. and in Q3 2009 were received, at a lower rate, from Teva Pharmaceuticals Industries Ltd). Royalties received for 3TC and Zeffix from GSK were lower in 2010 compared to 2009 as 3TC royalties continue to be adversely impacted by increased competition from other treatments.

3.	Financial details

Cost of product sales

	Q3 2010 $M	% of product sales	Q3 2009 $M	% of product sales
Cost of product sales (US GAAP)	112.7	14%	104.9	17%
Transfer of manufacturing from Owings Mills	(7.3)		(4.5)
Fair value adjustment for acquired inventories	-		(0.6)
Depreciation	(2.3)		(0.8)
Cost of product sales (Non GAAP)	103.1	13%	99.0	16%

Cost of product sales as a percentage of product sales decreased in Q3 2010 compared to the same period in 2009 due to higher margins from existing Core Products and the positive effect on gross margins of newly launched, higher margin products.

R&D

	Q3 2010 $M	% of product sales	Q3 2009 $M	% of product sales
R&D (US GAAP)	197.9	25%	147.8	25%
Up-front payment to Acceleron	(45.0)		-
Depreciation	(4.4)		(3.6)
R&D (Non GAAP)	148.5	19%	144.2	24%

R&D increased due to continued investment in a number of R&D programs, principally VYVANSE international and investigative uses of VYVANSE for new indications, Guanfacine Carrier Wave and other early stage development programs.

On a US GAAP basis, R&D increased by $50.1 million over the same period in 2009 primarily due to the up-front payment of $45.0 million made to Acceleron on entering the licence and collaboration agreement for development of the ActRIIB class of molecules.

10

SG&A

	Q3 2010 $M	% of product sales	Q3 2009 $M	% of product sales
SG&A (US GAAP)	392.4	49%	320.6	53%
Intangible asset amortization	(31.2)		(34.8)
Impairment of intangible assets	(42.7)		-
Depreciation	(16.1)		(18.5)
SG&A (Non GAAP)	302.4	38%	267.3	44%

SG&A increased in part due to increased sales and marketing costs incurred to support newly launched products (INTUNIV and VPRIV) and growth in new markets.

On a US GAAP basis, SG&A included an impairment charge of $42.7 million to write down the DAYTRANA intangible asset to its fair value less costs to sell following agreement to divest the product to Noven.

Reorganization costs

For the three months to September 30, 2010 Shire recorded reorganization costs of $9.7 million (2009: $2.0 million) relating to the transfer of manufacturing from its Owings Mills facility and the establishment of an international commercial hub in Switzerland.

Integration and acquisition costs

For the three months to September 30, 2010 Shire recorded integration and acquisition costs of $5.8 million (2009: $6.2 million), which in 2010 related to the acquisition of Movetis, and in 2009 to the integration of Jerini AG.

Interest expense

For the three months to September 30, 2010 the Company incurred interest expense of $8.3 million (2009: $9.4 million). Interest expense principally relates to the coupon and amortization of issue costs on Shire’s $1,100 million 2.75% convertible bonds due 2014.

Taxation

The US GAAP effective rate of tax in Q3 2010 was 35% (2009: 34%), and the effective tax rate on Non GAAP income was 24% (2009: 33%).

The Non GAAP effective tax rate in both Q3 2010 and 2009 benefited from changes in estimate of the amount of certain tax liabilities following the submission of various tax returns. The Non GAAP effective tax rate in 2010 was lower than 2009 as the Non GAAP rate in Q3 2009 was adversely impacted by the initial recognition of valuation allowances against certain EU deferred tax assets and increases to accrued interest on tax contingencies, which resulted in charges not repeated in Q3 2010.

The US GAAP effective rate of tax in Q3 2010 was 11 percentage points higher than the Non GAAP effective tax rate as certain items excluded from Non GAAP income, such as the up-front payment to Acceleron and the write-down of the DAYTRANA intangible asset, were either made from territories with tax rates lower than Shire’s effective rate or in territories where the establishment of valuation allowances precluded the recognition of any tax benefit.

11

FINANCIAL INFORMATION

12

Unaudited US GAAP results for the three months and nine months to September 30, 2010
Consolidated Balance Sheets

	September 30,	December 31,
	2010	2009
	$M	$M
ASSETS
Current assets:
Cash and cash equivalents	193.3	498.9
Restricted cash	605.1	33.1
Accounts receivable, net	722.1	597.5
Inventories	252.6	189.7
Assets held for sale	61.5	1.7
Deferred tax asset	145.8	135.8
Prepaid expenses and other current assets	179.6	113.5

Total current assets	2,160.0	1,570.2

Non-current assets:
Investments	89.1	105.7
Property, plant and equipment, net	818.6	676.8
Goodwill	375.0	384.7
Other intangible assets, net	1,567.2	1,790.7
Deferred tax asset	86.3	79.0
Other non-current assets	5.4	10.4

Total assets	5,101.6	4,617.5

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	1,098.1	929.1
Deferred tax liability	2.9	2.9
Other current liabilities	70.2	88.0

Total current liabilities	1,171.2	1,020.0

Non-current liabilities:
Convertible bonds	1,100.0	1,100.0
Other long-term debt	6.8	43.6
Deferred tax liability	356.1	294.3
Other non-current liabilities	169.7	247.1

Total liabilities	2,803.8	2,705.0

Equity:
Common stock of 5p par value; 1,000 million shares authorized; and 562.2 million shares issued and outstanding (2009: 1,000 million shares authorized; and 561.5 million shares issued and outstanding)	55.7	55.6
Additional paid-in capital	2,731.9	2,677.6
Treasury stock: 14.9 million shares (2009: 17.8 million)	(299.0)	(347.4)
Accumulated other comprehensive income	108.6	149.1
Accumulated deficit	(299.4)	(622.4)

Total Equity	2,297.8	1,912.5

Total liabilities and equity	5,101.6	4,617.5

13

Unaudited US GAAP results for the three months and nine months to September 30, 2010
Consolidated Statements of Income

	3 months to	3 months to	9 months to	9 months to
	September 30,	September 30,	September 30,	September 30,
	2010	2009	2010	2009
	$M	$M	$M	$M
Revenues:
Product sales	794.3	602.5	2,276.8	1,916.8
Royalties	76.5	60.3	254.5	177.8
Other revenues	3.5	4.2	8.6	19.8
Total revenues	874.3	667.0	2,539.9	2,114.4

Costs and expenses:
Cost of product sales(1)	112.7	104.9	333.7	284.9
Research and development	197.9	147.8	475.9	492.5
Selling, general and administrative(1)	392.4	320.6	1,106.7	973.8
Gain on sale of product rights	-	(6.3)	(4.1)	(6.3)
Reorganization costs	9.7	2.0	23.3	7.1
Integration and acquisition costs	5.8	6.2	6.4	10.0
Total operating expenses	718.5	575.2	1,941.9	1,762.0

Operating income	155.8	91.8	598.0	352.4

Interest income	1.0	0.2	1.9	1.5
Interest expense	(8.3)	(9.4)	(25.6)	(30.6)
Other income, net	0.8	7.0	9.0	61.9
Total other (expense)/income, net	(6.5)	(2.2)	(14.7)	32.8

Income from continuing operations before income taxes and equity in (losses)/earnings of equity method investees	149.3	89.6	583.3	385.2
Income taxes	(52.7)	(30.6)	(160.8)	(56.7)
Equity in (losses)/earnings of equity method investees, net of taxes	(0.3)	0.6	0.2	1.0
Income from continuing operations, net of tax	96.3	59.6	422.7	329.5

Loss from discontinued operations (net of income tax expense of $nil in all periods)	-	-	-	(12.4)
Net income	96.3	59.6	422.7	317.1

Add: Net loss attributable to noncontrolling interest in subsidiaries	-	-	-	0.2
Net income attributable to Shire plc	96.3	59.6	422.7	317.3

(1) Cost of product sales includes amortization of intangible assets relating to favorable manufacturing contracts of $0.4 million for the three months to September 30, 2010 (2009: $0.4 million) and $1.3 million for the nine months to September 30, 2010 (2009: $1.3 million). Selling, general and administrative costs include amortization and impairment charges of intangible assets relating to intellectual property rights acquired of $73.9 million for the three months to September 30, 2010 (2009: $34.8 million) and $142.3million for the nine months to September 30, 2010 (2009: $101.6 million).

14

Unaudited US GAAP results for the three months and nine months to September 30, 2010
Consolidated Statements of Income (continued)

	3 months to		3 months to		9 months to		9 months to
	September 30,		September 30,		September 30,		September 30,
	2010		2009		2010		2009
Earnings per ordinary share – basic
Earnings from continuing operations	17.6	c	11.0	c	77.4	c	61.1	c
Loss from discontinued operations	-		-		-		(2.3c	)
Earnings per ordinary share – basic	17.6	c	11.0	c	77.4	c	58.8	c

Earnings per ADS – basic	52.8	c	33.0	c	232.2	c	176.4	c

Earnings per ordinary share – diluted
Earnings from continuing operations	17.3	c	10.9	c	76.0	c	60.3	c
Loss from discontinued operations	-		-		-		(2.3c	)
Earnings per ordinary share – diluted	17.3	c	10.9	c	76.0	c	58.0	c

Earnings per ADS – diluted	51.9	c	32.7	c	228.0	c	174.0	c

Weighted average number of shares (millions):

Basic	547.0		540.6		546.1		540.0
Diluted	556.7		548.3		589.7		547.1

15

Unaudited US GAAP results for the three months and nine months to September 30, 2010
Consolidated Statements of Cash Flows

	3 months to	3 months to	9 months to	9 months to
	September 30,	September 30,	September 30,	September 30,
	2010	2009	2010	2009
	$M	$M	$M	$M
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	96.3	59.6	422.7	317.1
Adjustments to reconcile net income to net cash provided by operating activities:
Loss from discontinued operations	-	-	-	12.4
Depreciation and amortization	60.0	59.7	189.2	177.4
Share based compensation	17.5	16.9	44.2	50.1
Impairment of intangible assets	42.7	-	42.7	-
Gain on sale of non-current investments	-	-	(11.1)	(55.2)
Gain on sale of product rights	-	(6.3)	(4.1)	(6.3)
Other	(5.7)	5.2	5.2	11.5
Movement in deferred taxes	(10.0)	(41.9)	48.7	(87.5)
Equity in losses/(earnings) of equity method investees	0.3	(0.6)	(0.2)	(1.0)
Changes in operating assets and liabilities:
Increase in accounts receivable	(94.1)	(113.4)	(138.0)	(156.4)
Increase in sales deduction accrual	14.8	94.7	169.0	212.2
Increase in inventory	(4.1)	(11.3)	(54.1)	(24.2)
Decrease/(increase) in prepayments and other current assets	14.7	25.7	(67.7)	(8.1)
Decrease in other assets	1.5	0.9	0.7	5.3
Increase/(decrease) in accounts payable and other liabilities	2.3	44.8	(41.0)	(56.3)
Returns on investment from joint venture	5.8	-	5.8	4.9
Cash flows used in discontinued operations	-	-	-	(5.9)
Net cash provided by operating activities(A)	142.0	134.0	612.0	390.0

16

Unaudited US GAAP results for the three months and nine months to September 30, 2010
Consolidated Statements of Cash Flows (continued)

	3 months to	3 months to	9 months to	9 months to
	September 30,	September 30,	September 30,	September 30,
	2010	2009	2010	2009
	$M	$M	$M	$M

CASH FLOWS FROM INVESTING ACTIVITIES:
Movements in restricted cash	(553.0)	(3.4)	(547.0)	(10.1)
Payments on foreign exchange contracts related to Movetis acquisition	(21.2)	-	(21.2)	-
Purchases of subsidiary undertakings and businesses, net of cash acquired	-	-	-	(75.5)
Purchases of non-current investments	(1.0)	-	(1.0)	-
Purchases of property, plant and equipment	(53.5)	(67.5)	(261.7)	(169.4)
Purchases of intangible assets	-	(1.0)	(2.7)	(7.0)
Proceeds from disposal of non-current investments and property plant and equipment	-	-	2.1	19.7
Proceeds from disposal of subsidiary undertakings	-	-	-	6.7
Returns of equity investments	-	-	-	0.2
Net cash used in investing activities(B)	(628.7)	(71.9)	(831.5)	(235.4)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payment under building financing obligation	(0.4)	(0.9)	(1.8)	(3.9)
Extinguishment of building finance obligation	-	-	(43.1)	-
Tax benefit of stock based compensation	5.2	-	9.6	-
Proceeds from exercise of options	0.2	1.8	2.1	2.8
Payment of dividend	-	-	(49.8)	(43.0)
Payments to acquire shares by Employee Share Ownership Trust ("ESOT")	-	-	(1.7)	(1.0)
Net cash provided by/(used in) financing activities(C)	5.0	0.9	(84.7)	(45.1)
Effect of foreign exchange rate changes on cash and cash equivalents (D)	(7.5)	6.4	(1.4)	5.0
Net (decrease)/increase in cash and cash equivalents(A) +(B) +(C) +(D)	(489.2)	69.4	(305.6)	114.5
Cash and cash equivalents at beginning of period	682.5	263.3	498.9	218.2
Cash and cash equivalents at end of period	193.3	332.7	193.3	332.7

17

Unaudited US GAAP results for the three months and nine months to September 30, 2010
Selected Notes to the Financial Statements

(1)	Earnings per share

	3 months to	3 months to	9 months to	9 months to
	September 30,	September 30,	September 30,	September 30,
	2010	2009	2010	2009
	$M	$M	$M	$M

Income from continuing operations	96.3	59.6	422.7	329.5
Loss from discontinued operations	-	-	-	(12.4)
Noncontrolling interest in subsidiaries	-	-	-	0.2

Numerator for basic EPS	96.3	59.6	422.7	317.3
Interest on convertible bonds, net of tax (1)	-	-	25.2	-
Numerator for diluted EPS	96.3	59.6	447.9	317.3

Weighted average number of shares:
	Millions	Millions	Millions	Millions
Basic(2)	547.0	540.6	546.1	540.0
Effect of dilutive shares:
Stock options(3)	9.7	7.7	10.4	7.1
Convertible bonds 2.75% due 2014(4)	-	-	33.2	-

Diluted	556.7	548.3	589.7	547.1

(1) For the three month period ended September 30, 2010 and for the three and nine month periods ended September 30, 2009 interest on the convertible bond has not been added back as the effect would be anti-dilutive.
(2) Excludes shares purchased by the ESOT and presented by Shire as treasury stock.
(3) Calculated using the treasury stock method.
(4) Calculated using the “if converted” method.

The share equivalents not included in the calculation of the diluted weighted average number of shares are shown below:

	3 months to	3 months to	9 months to	9 months to
	September 30,	September 30,	September 30,	September 30,
	2010	2009	2010	2009
	Millions(1) (2)	Millions(1) (2)	Millions(1)	Millions(1) (2)
Stock options out of the money	3.6	16.8	8.9	18.0
Convertible bonds 2.75% due 2014	33.2	33.2	-	33.1

(1) For the three and nine month periods ended September 30, 2010 and 2009, certain stock options have been excluded from the calculation of diluted EPS because their exercise prices exceeded Shire plc’s average share price during the calculation period.
(2) For the three month period ended September 30, 2010 and for the three and nine month periods ended September 30, 2009 the ordinary shares underlying the convertible bonds have not been included in the calculation of the diluted weighted average number of shares, as the effect of their inclusion would be anti-dilutive.

18

Unaudited US GAAP results for the three months to September 30, 2010
Selected Notes to the Financial Statements

(2)	Analysis of revenues

3 months to September 30,	2010	2009	2010	2010
			%	% of total
	$M	$M	change	revenue
Net product sales:
Specialty Pharmaceuticals ("Specialty")
ADHD
VYVANSE	151.2	129.0	17%	17%
ADDERALL XR	99.7	70.9	41%	11%
INTUNIV	37.3	-	n/a	4%
DAYTRANA	14.7	17.4	-16%	2%
EQUASYM	5.7	9.2	-38%	1%
	308.6	226.5	36%	35%
GI
LIALDA / MEZAVANT	76.0	65.4	16%	9%
PENTASA	57.1	51.3	11%	6%
	133.1	116.7	14%	15%
General products
FOSRENOL	45.2	47.7	-5%	5%
XAGRID®	20.5	21.5	-5%	2%
CARBATROL®	20.3	20.8	-2%	2%
CALCICHEW®	9.9	12.4	-20%	1%
REMINYL/REMINYL XL®	9.1	10.5	-13%	1%
	105.0	112.9	-7%	12%

Other product sales	6.3	5.4	17%	1%
Total Specialty product sales	553.0	461.5	20%	63%

Human Genetic Therapies ("HGT")
ELAPRASE	96.8	90.9	7%	11%
REPLAGAL	92.1	48.3	91%	11%
VPRIV	49.5	-	n/a	6%
FIRAZYR	2.9	1.8	61%	<1%
Total HGT product sales	241.3	141.0	71%	28%

Total product sales	794.3	602.5	32%	91%

Royalties:
3TC and ZEFFIX	40.6	42.0	-3%	5%
ADDERALL XR	18.0	2.2	718%	2%
Other	17.9	16.1	11%	2%
Total royalties	76.5	60.3	27%	9%

Other revenues	3.5	4.2	-17%	<1%

Total Revenues	874.3	667.0	31%	100%

19

Unaudited US GAAP results for the nine months to September 30, 2010
Selected Notes to the Financial Statements

(2)	Analysis of revenues

9 months to September 30,	2010	2009	2010	2010
			%	% of total
	$M	$M	change	revenue
Net product sales:
Specialty Pharmaceuticals ("Specialty")
ADHD
VYVANSE	453.6	359.7	26%	18%
ADDERALL XR	271.9	434.2	-37%	11%
INTUNIV	123.0	-	n/a	5%
DAYTRANA	49.4	52.2	-5%	2%
EQUASYM	16.3	14.1	16%	1%
	914.2	860.2	6%	36%
GI
LIALDA / MEZAVANT	209.2	169.4	23%	8%
PENTASA	175.9	156.5	12%	7%
	385.1	325.9	18%	15%
General products
FOSRENOL	137.4	137.2	0%	6%
XAGRID	65.4	62.3	5%	3%
CARBATROL	63.4	59.7	6%	2%
REMINYL/REMINYL XL	33.1	28.8	15%	1%
CALCICHEW	29.7	32.8	-9%	1%
	329.0	320.8	3%	13%

Other product sales	17.4	14.3	22%	<1%
Total Specialty product sales	1,645.7	1,521.2	8%	65%

Human Genetic Therapies ("HGT")
ELAPRASE	297.4	258.9	15%	12%
REPLAGAL	242.0	132.9	82%	10%
VPRIV	84.0	-	n/a	3%
FIRAZYR	7.7	3.8	103%	<1%
Total HGT product sales	631.1	395.6	60%	25%

Total product sales	2,276.8	1,916.8	19%	90%

Royalties:
3TC and ZEFFIX	115.3	120.3	-4%	5%
ADDERALL XR	86.3	15.8	446%	3%
Other	52.9	41.7	27%	2%
Total royalties	254.5	177.8	43%	10%

Other revenues	8.6	19.8	-57%	<1%

Total Revenues	2,539.9	2,114.4	20%	100%

20

Unaudited results for the three months to September 30, 2010
Non GAAP reconciliation

	US GAAP		Adjustments							Non GAAP
3 months to,	September 30, 2010		Amortization & asset impairments		Acquisitions & integration activities		Divestments, reorganizations & discontinued operations		Reclassify depreciation	September 30, 2010
			(a)		(b)		(c)		(d)
	$M		$M		$M		$M		$M	$M
Total revenues	874.3		-		-		-		-	874.3

Costs and expenses:
Cost of product sales	112.7		-		-		(7.3)		(2.3)	103.1
Research and development	197.9		-		(45.0)		-		(4.4)	148.5
Selling, general and administrative	392.4		(73.9)		-		-		(16.1)	302.4
Reorganization costs	9.7		-		-		(9.7)		-	-
Integration and acquisition costs	5.8		-		(5.8)		-		-	-
Depreciation	-		-		-		-		22.8	22.8
Total operating expenses	718.5		(73.9)		(50.8)		(17.0)		-	576.8

Operating income	155.8		73.9		50.8		17.0		-	297.5

Interest income	1.0		-		-		-		-	1.0
Interest expense	(8.3)		-		-		-		-	(8.3)
Other income, net	0.8		-		-		-		-	0.8
Total other expense, net	(6.5)		-		-		-		-	(6.5)
Income from continuing operations before income taxes and equity in losses of equity method investees	149.3		73.9		50.8		17.0		-	291.0
Income taxes	(52.7)		(10.1)		(3.5)		(4.1)		-	(70.4)
Equity in losses of equity method investees, net of tax	(0.3)		-		-		-		-	(0.3)
Net income attributable to Shire plc	96.3		63.8		47.3		12.9		-	220.3
Impact of convertible debt, net of tax (1)	-		8.4		-		-		-	8.4
Numerator for diluted EPS	96.3		72.2		47.3		12.9		-	228.7
Weighted average number of shares (millions) – diluted(1)	556.7		33.2		-		-		-	589.9
Diluted earnings per ADS	51.9	c	33.8	c	24.0	c	6.6	c	-	116.3	c

(1)	The impact of convertible debt, net of tax has a dilutive effect on Non GAAP basis.
The following items are included in Adjustments:
(a)
Amortization and asset impairments: Amortization of intangible assets relating to intellectual property rights acquired ($31.2 million), impairment charges to record DAYTRANA assets at fair value less costs to sell ($42.7 million) and tax effect of adjustments;

(b)
Acquisitions and integration activities: Upfront payment to Acceleron ($45.0 million), acquisition costs are principally costs associated with the acquisition of Movetis ($5.8 million) and tax effect of adjustments;

(c)
Divestments, reorganizations and discontinued operations: Accelerated depreciation ($6.2 million) and dual running costs ($1.1 million) on the transfer of manufacturing from Owings Mills and reorganization costs ($9.7 million) on the transfer of manufacturing from Owings Mills and establishment of an international commercial hub in Switzerland, and tax effect of adjustments; and

(d)	Depreciation: Depreciation of $22.8 million included in Cost of product sales, R&D costs and SG&A costs for US GAAP separately disclosed for the presentation of Non GAAP earnings.

21

Unaudited results for the three months to September 30, 2009
Non GAAP reconciliation

	US GAAP		Adjustments						Non GAAP
3 months to,	September 30, 2009		Amortization & asset impairments		Acquisitions & integration activities		Divestments, reorganizations & discontinued operations	Reclassify depreciation	September 30, 2009
			(a)		(b)		(c)	(d)
	$M		$M		$M		$M	$M	$M
Total revenues	667.0		-		-		-	-	667.0

Costs and expenses:
Cost of product sales	104.9		-		(0.6)		(4.5)	(0.8)	99.0
Research and development	147.8		-		-		-	(3.6)	144.2
Selling, general and administrative	320.6		(34.8)		-		-	(18.5)	267.3
Gain on sale of product rights	(6.3)		-		-		6.3	-	-
Reorganization costs	2.0		-		-		(2.0)	-	-
Integration and acquisition costs	6.2		-		(6.2)		-	-	-
Depreciation	-		-		-		-	22.9	22.9
Total operating expenses	575.2		(34.8)		(6.8)		(0.2)	-	533.4

Operating income	91.8		34.8		6.8		0.2	-	133.6

Interest income	0.2		-		-		-	-	0.2
Interest expense	(9.4)		-		-		-	-	(9.4)
Other income, net	7.0		-		-		-	-	7.0
Total other expense, net	(2.2)		-		-		-	-	(2.2)
Income from continuing operations before income taxes and equity in earnings of equity method investees	89.6		34.8		6.8		0.2	-	131.4
Income taxes	(30.6)		(9.9)		(1.8)		(0.5)	-	(42.8)
Equity in earnings of equity method investees, net of tax	0.6		-		-		-	-	0.6
Net income attributable to Shire plc	59.6		24.9		5.0		(0.3)	-	89.2
Numerator for diluted EPS	59.6		24.9		5.0		(0.3)	-	89.2
Weighted average number of shares (millions) – diluted	548.3		-		-		-	-	548.3
Diluted earnings per ADS	32.7	c	13.5	c	2.7	c	-	-	48.9	c

The following items are included in Adjustments:
(a)	Amortization and asset impairments: Amortization of intangible assets relating to intellectual property rights acquired ($34.8 million), and tax effect of adjustment;
(b)
Acquisitions & integration activities: Inventory fair value adjustment related to the acquisition of Jerini AG ($0.6 million); costs associated with the integration and acquisition of Jerini AG and EQUASYM from UCB ($6.2 million) and tax effect of adjustments;

(c)
Divestments, reorganizations and discontinued operations: Accelerated depreciation ($4.5 million)  and reorganization costs ($2.0 million) for the transition of manufacturing from Owings Mills; gains on disposal of non-core product rights ($6.3 million) and tax effect of adjustments; and

(d)	Depreciation: Depreciation of $22.9 million included in Cost of Product Sales, R&D costs and SG&A costs for US GAAP separately disclosed for the presentation of Non GAAP earnings.

22

Unaudited results for the nine months to September 30, 2010
Non GAAP reconciliation

US GAAP	Adjustments	Non GAAP
9 months to,	September 30, 2010	Amortization & asset impairments	Acquisitions & integration activities	Divestments, reorganizations & discontinued operations	Reclassify depreciation	September 30, 2010
(a)	(b)	(c)	(d)
$M	$M	$M	$M	$M	$M
Total revenues	2,539.9	-	-	-	-	2,539.9
Costs and expenses:
Cost of product sales	333.7	-	-	(21.9)	(8.6)	303.2
Research and development	475.9	-	(45.0)	-	(11.6)	419.3
Selling, general and administrative	1,106.7	(142.3)	-	-	(49.0)	915.4
Gain on sale of product rights	(4.1)	-	-	4.1	-	-
Reorganization costs	23.3	-	-	(23.3)	-	-
Integration & acquisition costs	6.4	-	(6.4)	-	-	-
Depreciation	-	-	-	-	69.2	69.2
Total operating expenses	1,941.9	(142.3)	(51.4)	(41.1)	-	1,707.1

Operating income	598.0	142.3	51.4	41.1	-	832.8

Interest income	1.9	-	-	-	-	1.9
Interest expense	(25.6)	-	-	-	-	(25.6)
Other income/(expense), net	9.0	-	-	(11.1)	-	(2.1)
Total other expense, net	(14.7)	-	-	(11.1)	-	(25.8)
Income from continuing operations before income taxes and equity in earnings of equity method investees	583.3	142.3	51.4	30.0	-	807.0
Income taxes	(160.8)	(29.4)	(3.6)	(9.1)	-	(202.9)
Equity in earnings of equity method investees, net of tax	0.2	-	-	-	-	0.2
Net income attributable to Shire plc	422.7	112.9	47.8	20.9	-	604.3
Impact of convertible debt, net of tax	25.2	-	-	-	-	25.2
Numerator for diluted EPS	447.9	112.9	47.8	20.9	-	629.5
Weighted average number of shares (millions) – diluted	589.7	-	-	-	-	589.7
Diluted earnings per ADS	228.0	c	57.3	c	24.3	c	10.6	c	-	320.2	c

The following items are included in Adjustments:
(a)
Amortization and asset impairments: Amortization of intangible assets relating to intellectual property rights acquired ($99.6 million), impairment charges to record DAYTRANA assets at fair value less costs to sell ($42.7 million) and tax effect of adjustments;

(b)
Acquisitions and integration activities: Up-front payment to Acceleron ($45.0 million), acquisition costs are principally costs associated with the acquisition of Movetis ($6.4 million) and tax effect of adjustments;

(c)
Divestments, reorganizations and discontinued operations: Accelerated depreciation ($18.3 million) and dual running costs ($3.6 million) on the transfer of manufacturing from Owings Mills, gain on sale of product rights relating to the disposal of non core products to Laboratorios Almirall S.A. ($4.1 million), reorganization costs ($23.3 million) on the transfer of manufacturing from Owings Mills and the establishment of an international commercial hub in Switzerland, gain on disposal of the investment in Virochem ($11.1 million) and tax effect of adjustments; and

(d)	Depreciation: Depreciation of $69.2 million included in Cost of product sales, R&D costs and SG&A costs for US GAAP separately disclosed for the presentation of Non GAAP earnings.

23

Unaudited results for the nine months to September 30, 2009
Non GAAP reconciliation

US GAAP	Adjustments	Non GAAP
9 months to,	September 30, 2009	Amortization & asset impairments	Acquisitions & integration activities	Divestments, reorganizations & discontinued operations	Reclassify depreciation	September 30, 2009
(a)	(b)	(c)	(d)
$M	$M	$M	$M	$M	$M
Total revenues	2,114.4	-	-	-	-	2,114.4
Costs and expenses:
Cost of product sales	284.9	-	(1.9)	(7.5)	(9.4)	266.1
Research and development	492.5	-	(36.9)	(65.0)	(11.3)	379.3
Selling, general and administrative	973.8	(101.6)	-	-	(49.3)	822.9
Gain on sale of products rights	(6.3)	-	-	6.3	-	-
Reorganization costs	7.1	-	-	(7.1)	-	-
Integration and acquisition costs	10.0	-	(10.0)	-	-	-
Depreciation	-	-	-	-	70.0	70.0
Total operating expenses	1,762.0	(101.6)	(48.8)	(73.3)	-	1,538.3
Operating income	352.4	101.6	48.8	73.3	-	576.1

Interest income	1.5	-	-	-	-	1.5
Interest expense	(30.6)	-	-	-	-	(30.6)
Other income/(expense), net	61.9	-	-	(55.2)	-	6.7
Total other income/(expense), net	32.8	-	-	(55.2)	-	(22.4)
Income from continuing operations before income taxes and equity in earnings of equity method investees	385.2	101.6	48.8	18.1	-	553.7
Income taxes	(56.7)	(29.0)	(16.2)	(17.8)	-	(119.7)
Equity in earnings of equity method investees, net of tax	1.0	-	-	-	-	1.0
Income from continuing operations, net of tax	329.5	72.6	32.6	0.3	-	435.0
Loss from discontinued operations	(12.4)	-	-	12.4	-	-
Net income	317.1	72.6	32.6	12.7	-	435.0
Add: Net loss attributable to noncontrolling interest in subsidiaries	0.2	-	-	-	-	0.2
Net income attributable to Shire plc	317.3	72.6	32.6	12.7	-	435.2
Impact of convertible debt, net of tax (1)	-	25.1	-	-	-	25.1
Numerator for diluted EPS	317.3	97.7	32.6	12.7	-	460.3
Weighted average number of shares (millions) – diluted(1)	547.1	33.1	-	-	-	580.2
Diluted earnings per ADS	174.0	c	40.5	c	16.8	c	6.6	c	-	237.9	c

(1)	The impact of convertible debt, net of tax has a dilutive effect on a Non GAAP basis.
The following items are included in Adjustments:
(a)	Amortization and asset impairments: Amortization of intangible assets relating to intellectual property rights acquired ($101.6 million) and tax effect of adjustment;
(b)
Acquisitions & integration activities: Inventory fair value adjustment related to the acquisition of Jerini AG ($1.9 million); payment on amendment of INTUNIV in-licence agreement ($36.9 million); costs associated with the integration and acquisition of Jerini AG and EQUASYM from UCB ($10.0 million); and tax effect of adjustments;

(c)
Divestments, reorganizations and discontinued operations: Accelerated depreciation ($7.5 million) and reorganization costs ($7.1 million) for the transition of manufacturing from Owings Mills; costs associated with the agreement to terminate Women’s Health products with Duramed ($65.0 million); gain on disposal of non-core product rights ($6.3 million); gain on disposal of the investment in Virochem ($55.2 million); discontinued operations in respect of non core Jerini  AG operations ($12.4 million); and tax effect of adjustments;

(d)	Depreciation: Depreciation of $70.0 million included in Cost of product sales, R&D costs and SG&A costs for US GAAP separately disclosed for the presentation of Non GAAP earnings.

24

Unaudited results for the three and nine months to September 30, 2010
Non GAAP reconciliation

The following table reconciles US GAAP net cash provided by operating activities to Non GAAP cash generation:

	3 months to September 30,		9 months to September 30,
	2010	2009	2010	2009
	$M	$M	$M	$M
Net cash provided by operating activities	142.0	134.0	612.0	390.0
Tax and interest payments, net	83.6	86.0	301.6	220.6
Payments for acquired and in-licenced products	45.0	-	45.0	36.9
Non GAAP cash generation	270.6	220.0	958.6	647.5

Net debt comprises:

	September, 30	December, 31
	2010	2009
	$M	$M
Cash and cash equivalents	193.3	498.9
Restricted cash	605.1	33.1

Convertible bonds	(1,100.0)	(1,100.0)
Building finance obligation	(7.3)	(46.7)
Net Debt	(308.9)	(614.7)

Notes to Editors

SHIRE PLC

Shire’s strategic goal is to become the leading specialty biopharmaceutical company that focuses on meeting the needs of the specialist physician.  Shire focuses its business on attention deficit and hyperactivity disorder, human genetic therapies and gastrointestinal diseases as well as opportunities in other therapeutic areas to the extent they arise through acquisitions.  Shire’s in-licensing, merger and acquisition efforts are focused on products in specialist markets with strong intellectual property protection and global rights.  Shire believes that a carefully selected and balanced portfolio of products with strategically aligned and relatively small-scale sales forces will deliver strong results.

THE “SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Statements included herein that are not historical facts are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, the Company’s results could be materially adversely affected. The risks and uncertainties include, but are not limited to, risks associated with: the inherent uncertainty of research, development, approval, reimbursement, manufacturing and commercialization of the Company’s Specialty Pharmaceutical and Human Genetic Therapies products, as well as the ability to secure new products for commercialization and/or development; government regulation of the Company’s products; the Company’s ability to manufacture its products in sufficient quantities to meet demand; the impact of competitive therapies on the Company’s products; the Company’s ability to register, maintain and enforce patents and other intellectual property rights relating to its products; the Company’s ability to obtain and maintain government and other third-party reimbursement for its products; and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

25

Non GAAP Measures

This press release contains financial measures not prepared in accordance with US GAAP. These measures are referred to as “Non GAAP” measures and include: Non GAAP operating income; Non GAAP net income; Non GAAP diluted earnings per ADS; effective tax rate on Non GAAP income from continuing operations before income taxes and earnings of equity method investees (“Effective tax rate on Non GAAP income”); Non GAAP cost of product sales; Non GAAP research and development; Non GAAP selling, general and administrative; Non GAAP other income; and Non GAAP cash generation and net debt. These Non GAAP measures exclude the effect of certain cash and non-cash items, both recurring and non-recurring, that Shire's management believes are not related to the core performance of Shire’s business.

These Non GAAP financial measures are used by Shire’s management to make operating decisions because they facilitate internal comparisons of Shire’s performance to historical results and to competitors’ results. Shire’s Remuneration Committee uses certain key Non GAAP measures when assessing the performance and compensation of employees, including Shire’s executive directors.

The Non GAAP measures are presented in this press release as Shire’s management believe that they will provide investors with a means of evaluating, and an understanding of how Shire’s management evaluates, Shire’s performance and results on a comparable basis that is not otherwise apparent on a US GAAP basis, since many one-time, infrequent or non-cash items that Shire’s management believe are not indicative of the core performance of the business may not be excluded when preparing financial measures under US GAAP.

These Non GAAP measures should not be considered in isolation from, as substitutes for, or superior to financial measures prepared in accordance with US GAAP.

The following items, including their tax effect, have been excluded from both 2010 and 2009 Non GAAP earnings, and from our 2010 outlook:

Amortization and asset impairments:
•	Intangible asset amortization and impairment charges; and
•	Other than temporary impairment of investments.

Acquisitions and integration activities:
•	Upfront payments and milestones in respect of in-licensed and acquired products;
•	Costs associated with acquisitions, including transaction costs, and fair value adjustments on contingent consideration and acquired inventory; and
•	Costs associated with the integration of companies.

Divestments, re-organizations and discontinued operations
•	Gains and losses on the sale of non-core assets;
•	Costs associated with restructuring and re-organization activities;
•	Termination costs; and
•	Income / (losses) from discontinued operations.

Depreciation, which is included in Cost of product sales, Research and development and Selling, general and administrative costs in our US GAAP results, has been separately disclosed for the presentation of 2009 and 2010 Non GAAP earnings. A reconciliation of Non GAAP financial measures to the most directly comparable measure under US GAAP is presented on pages 21 to 24.

Sales growth at CER, which is a Non GAAP measure, is computed by restating 2010 results using average 2009 foreign exchange rates for the relevant period.

Average exchange rates for the nine months to September 30, 2010 were $1.54:£1.00 and $1.32:€1.00 (2009: $1.54:£1.00 and $1.37:€1.00). Average exchange rates for Q3 2010 were $1.55:£1.00 and $1.29:€1.00 (2009: $1.64:£1.00 and $1.43:€1.00).

26

TRADEMARKS

All trademarks defined as ® and ™ used in this press release are trademarks of Shire plc or companies within the Shire group except for 3TC® and ZEFFIX® which are trademarks of GSK, PENTASA® which is a trademark of Ferring A/S Corp, and REMINYL®, REMINYL XL™, RAZADYNE® and RAZADYNE® ER which are trademarks of J&J outside the UK and Republic of Ireland1. Certain trademarks of Shire plc or companies within the Shire group are set out in Shire’s Annual Report on Form 10-K for the year ended December 31, 2009 and the Quarterly Report on Form 10-Q for the three months ended June 30, 2010.

1 REMINYL® and REMINYL XL™ are both trademarks of Shire in the UK and Republic of Ireland.

27